APPENDIX A

WELLS FARGO ASSET MANAGEMENT (INTERNATIONAL) LIMITED

INVESTMENT SUB-ADVISORY AGREEMENT

WELLS FARGO FUNDS TRUST

Wells Fargo Alternative Risk Premia Fund1

Wells Fargo Emerging Markets Bond Fund1

Wells Fargo Global Investment Grade Credit Fund

Wells Fargo International Bond Fund1

Wells Fargo International Government Bond Fund1

Wells Fargo Strategic Income Fund1

Appendix A amended:  August 1, 2019

On May 22, 2019, the Board of Trustees of Wells Fargo Funds Trust approved Wells Fargo Asset Management (International) Limited (“WFAMI Limited”) as the sub-adviser to the Funds currently sub-advised by Wells Fargo Asset Management (International), LLC (formerly named, First International Advisors, LLC) (“WFAMI LLC”).  This sub-advisory change will become effective upon the transfer of substantially all of WFAMI LLC’s assets and liabilities to WFAMI Limited on or about August 1, 2019.

APPENDIX B

WELLS FARGO ASSET MANAGEMENT (INTERNATIONAL) LIMITED

INVESTMENT SUB-ADVISORY AGREEMENT

FEE AGREEMENT

WELLS FARGO FUNDS TRUST

This fee agreement is effective as of the 1st day of March, 2019, and is amended as of the 1st day of August, 2019, by and among Wells Fargo Funds Trust (the “Trust”), Wells Fargo Funds Management, LLC (the “Adviser”) and Wells Fargo Asset Management (International) Limited (the “Sub-Adviser”).

            WHEREAS, the parties have entered into an Investment Sub-Advisory Agreement (“Sub-Advisory Agreement”) whereby the Sub-Adviser provides management and other services to the series of the Trust listed in Appendix A to the Sub-Advisory Agreement (the “Fund”); and

            WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as indicated on this Appendix B;

            NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated and paid on a monthly basis by applying the annual rates indicated below to the average daily net assets of the Fund throughout the month:

Fund Name	Sub-Advisory Fee
Alternative Risk Premia Fund* (asset allocation management fee1)	First 100M Next 200M Next 200M Over 500M	0.10% 0.10% 0.10% 0.10%
Alternative Risk Premia Fund* (portfolio sleeve management fee2)	First 100M Next 200M Next 200M Over 500M	0.15% 0.125% 0.10% 0.075%
Emerging Markets Bond Fund*	0.00
Global Investment Grade Credit Fund	First 100M Next 200M Next 200M Over 500M	0.10% 0.0875% 0.75% 0.50%
International Bond Fund*	First 100M Next 200M Over 300M	0.35% 0.30% 0.20%
International Government Bond Fund*	0.00
Strategic Income Fund*[3]	First 100M Next 200M Over 300M	0.35% 0.30% 0.20%

1For asset allocation services, WFAMI Limited would receive this fee on the entirety of the Fund’s portfolio.

2For portfolio management services, WFAMI Limited would receive this fee on assets in the sleeve that will be co-managed with WellsCap. WFAMI Limited’s services will not be duplicative of those to be provided by WellsCap.

3These fees will be paid based on assets under management attributable to the portion of the Fund’s portfolio managed by WFAMI Limited.

*On May 22, 2019, the Board of Trustees of Wells Fargo Funds Trust approved WFAMI Limited as the sub-adviser to the Funds currently sub-advised by Wells Fargo Asset Management (International), LLC (formerly named, First International Advisors, LLC) (“WFAMI LLC”).  This sub-advisory change will become effective upon the transfer of substantially all of WFAMI LLC’s assets and liabilities to WFAMI Limited on or about August 1, 2019.

If the Sub-Adviser shall provide management and other services for less than the whole of a month, the foregoing compensation shall be prorated based on the number of days in the month that such Sub-Adviser provided management and other services to the Fund.

Appendix B amended:  August 1, 2019

The foregoing fee schedule is agreed to as of the 1st day of August, 2019, and shall remain in effect until agreed and changed in writing by the parties.

WELLS FARGO FUNDS TRUST

By:

Alexander Kymn

Secretary

WELLS FARGO FUNDS MANAGEMENT, LLC

By:

Paul Haast

Senior Vice President

WELLS FARGO ASSET MANAGEMENT (INTERNATIONAL) LIMITED

By:

Ross Pamphilon

Chief Investment Officer